UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2024

MDU Resources Group Inc
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
Delaware	1-03480	30-1133956

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On August 15, 2024, the Board of Directors (the “Board”) of MDU Resources Group, Inc. (the “Company”), pursuant to the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, approved an increase of the size of the Board from nine (9) directors to eleven (11) directors, and appointed Michael S. Della Rocca and Marian M. Durkin to the Board, in each case, effective August 15, 2024, to serve until the 2025 Annual Meeting of Stockholders.

The Board has determined that Mr. Della Rocca will serve on the Audit Committee and Environmental and Sustainability Committee, and Ms. Durkin will serve on the Compensation Committee and Nominating and Governance Committee. As compensation for their service on the Board and Board committees, each of Mr. Della Rocca and Ms. Durkin will receive the Company’s standard compensation for non–employee directors, prorated for their respective time of service. The Board considered the independence of each Mr. Della Rocca and Ms. Durkin under the applicable standards and determined that Mr. Della Rocca and Ms. Durkin are independent directors, and that Mr. Della Rocca has the requisite independence to serve as a member of the Audit Committee and financial literacy to serve as a member of the Audit Committee, and that Ms. Durkin has the requisite independence to serve as a member of the Compensation Committee, in each case, under the applicable New York Stock Exchange listing standards and Securities and Exchange Commission (“SEC”) rules. There are no understandings or arrangements with any person pursuant to which Mr. Della Rocca and Ms. Durkin were selected as directors, and Mr. Della Rocca and Ms. Durkin are not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. In connection with their respective appointments, the Company will enter into indemnification agreements with Mr. Della Rocca and Ms. Durkin, which will provide, among other things, that the Company will indemnify such person to the fullest extent permitted by applicable Delaware law and in excess of that expressly permitted by statute, but not to the extent prohibited by law.

The terms of the indemnification agreement are described in the Company's Current Report on Form 8-K, dated August 12, 2010, which was filed with the SEC on August 17, 2010 (File No. 1-3480), which description is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 15, 2024, the Company issued a press release announcing the appointment of each Mr. Della Rocca and Ms. Durkin. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of MDU Resources Group, Inc., dated August 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2024

MDU Resources Group, Inc.

By:	/s/ Paul R. Sanderson

Paul R. Sanderson
Vice President, Chief Legal Officer
and Secretary

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